UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2002

UNUMPROVIDENT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	01-11834	62-1598430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Fountain Square
Chattanooga, Tennessee 37402
(Address, including zip code, of principal executive office)

(423) 755-1011
(Registrant’s telephone number, including area code)

Item 5.    Other Events.

On June 25, 2002, we issued $150,000,000 of 7.250% Public Income NotES (PINES®) (“PINES”) in a public offering. We sold the PINES pursuant to an Underwriting Agreement and related Pricing Agreement, each dated as of June 18, 2002, by and among us, Salomon Smith Barney Inc. and certain other underwriters set forth on Schedule I of the Pricing Agreement. The Underwriting Agreement together with the Pricing Agreement is included in this report as Exhibit 1. We received $145,275,000 in proceeds from the sale of the PINES.

The PINES mature on June 15, 2032, and were issued under a Senior Debt Securities Indenture, which we entered into with JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Trustee, on March 9, 2001, and a Third Supplemental Indenture, which we entered into with JPMorgan Chase Bank, as Trustee, on June 25, 2002. The Third Supplemental Indenture, which contains the form of the PINES, is included in this report as Exhibit 4.2.

Item 7.    Financial Statements and Exhibits.

Exhibit

1	Underwriting Agreement and Pricing Agreement for 7.250% PINES due 2032.
4.1	Form of the 7.250% PINES due 2032 (included in Exhibit 4.2).
4.2	Third Supplemental Indenture to Senior Debt Securities Indenture.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNUMPROVIDENT CORPORATION
(Registrant)

By:  /S/  F. DEAN COPELAND
        F. Dean Copeland
        Senior Executive Vice President and
        General Counsel

Date:    June 25, 2002

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INDEX TO EXHIBITS

Exhibit No.	Sequential Exhibit
1.	Underwriting Agreement and Pricing Agreement for the 7.250% PINES due 2032.
4.1	Form of the 7.250% PINES due 2032 (included in Exhibit 4.2)
4.2	Third Supplemental Indenture to Senior Debt Securities Indenture

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